EXHIBIT 10.1

EXECUTION VERSION
SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (this “Agreement”), is made as of July 30, 2015, by and among Cinedigm Corp., a Delaware corporation (the “Company”), Ronald L. Chez, an individual (“Mr. Chez”), the Chez Family Foundation, an Illinois trust (the “Foundation” and, together with Mr. Chez, “Chez”), Sabra Investments, LP, a Delaware limited partnership (the “Fund”), Sabra Capital Partners, LLC, an Illinois limited liability company (the “General Partner” and, together with the Fund, “Sabra”), and Zvi Rhine, an individual (“Rhine”).

RECITALS:

WHEREAS, Chez, Sabra and Rhine (collectively, the “Group”) have entered into a group agreement dated as of June 2, 2015 (the “Group Agreement”), pursuant to which they declared themselves to be a “group” for purposes of, among other things, working together to enhance stockholder value at the Company, including soliciting proxies or written consents  for the election of persons designated by the Group (the “Potential Solicitation”) to the Board of Directors of the Company (the “Board”) at the Company’s 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) or through a proxy or consent solicitation; and

WHEREAS, each of the Company and the Group has determined that it is in its best interests to come to an agreement with respect to the addition of members to the Board and certain other matters, as provided in this Agreement.

NOW, THEREFORE, in consideration for the promises, terms and conditions contained herein, the Parties hereto mutually covenant and agree as follows:

1.           Board Appointments.

(a)           The Company agrees that the Board or a committee thereof shall take all necessary actions to, effective as of the date hereof:

 (i) increase the size of the Board to a minimum of twelve (12) directors;

(ii) appoint Rhine, Patrick O’Brien (“O’Brien”), Andrew Schuon and Blair Westlake, each of whom has indicated his willingness to serve on the Board, as directors, with each such person to serve in accordance with the Amended and Restated By-Laws of the Company, as amended from time to time (the “By-Laws”); and

(iii) appoint Rhine to the Nominating Committee of the Board and O’Brien to the Compensation Committee of the Board.

(b)           The Company further agrees that the Board or a committee thereof shall take all necessary actions to nominate, recommend and solicit proxies for each of Rhine and O’Brien for re-election as directors at each annual meeting during the Standstill Period (as defined below) in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees for election at such annual meetings.

(c)           Chez hereby irrevocably withdraws the letter dated June 17, 2015, notifying the Company of Chez’s intent to nominate candidates for election to the Board at the 2015 Annual Meeting.

(d)           The Company agrees that it will continue to take all necessary actions to continue to search for a suitable candidate to be designated as non-executive Chairman of the Board. The Nominating Committee shall be responsible for conducting such search, provided that its recommendation shall be subject to the approval of the Board.  It is understood and agreed that the Nominating Committee will duly consider any qualified independent candidates for Board positions who are timely recommended by the Group for nomination at annual meetings of stockholders during the Standstill Period.

(e)           The Company agrees that during the Standstill Period, neither the Board nor a committee thereof shall take any action to remove Rhine from the Nominating Committee without the prior written consent of the Group.

2.           The Group.

(a)            From the date hereof through until the earlier of (x) the date that is 15 business days before the deadline for the submission of stockholder nominations for the Company’s 2017 Annual Meeting of Stockholders or (y)  sixty (60) days prior to the Company’s 2017 Annual Meeting of Stockholders pursuant to the By-Laws (the “Standstill Period”), the Group will abide by the standstill provisions set forth in Section 5.

(b)           During the Standstill Period, the Group agrees to appear in person or by proxy and vote all shares of Class A common stock of the Company (the “Common Stock”) beneficially owned or controlled by any of the members therein: (i) in favor of the slate of nominees for director submitted to stockholders by the Board for election (so long as each of  Rhine and O’Brien are included therein); (ii) to ratify the appointment of the Company’s independent registered public accounting firm; (iii) in accordance with the Board’s recommendation with respect to the Company’s “say-on-pay” proposal; and (iv) to approve or delegate authority in connection with any reverse stock split recommended by the Board.

(c)            Notwithstanding any implication to the contrary contained in this Agreement, the Group may elect at any time after the date hereof to terminate the Group Agreement and otherwise discontinue acting as a “group” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(d)           Within two (2) business days of the date hereof, surrender the shares of Common Stock constituting Excess Securities, as defined in Section 4.4.3 of the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended to date (the “Charter”), for disposition and distribution of the proceeds, in accordance with Section 4.4.3 of the Charter, as previously demanded by the Company by letter dated June 23, 2015, and otherwise henceforth strictly observe and comply with the provisions of Article Fourth of the Charter.  The Company shall instruct the Agent (as defined in the Charter) to use its reasonable efforts to mitigate or eliminate loss to Chez on the sale of the Excess Securities; provided, however, that the Agent shall be under no obligation to take any action that could potentially impair the Company’s

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ability to take the position that Chez was not the owner of the Excess Securities for the purposes of Section 382 of the Internal Revenue Code of 1986, as amended.

3.           Joint Press Release. Promptly following the execution of this Agreement, the parties shall issue a joint press release substantially in the form attached hereto as Annex A. Neither the Company nor any of its affiliates nor the Group or any of its affiliates shall make or cause to be made any public announcement or statement that is inconsistent with or contrary to the statements made in such press release except as required by law.

4.           Strategic Advisor.

(a)           Effective as of the date hereof and subject to the terms and conditions of this Agreement, the Company shall appoint Mr. Chez to serve as Strategic Advisor to the Company. In his capacity as Strategic Advisor, Mr. Chez shall render such advice to the Chief Executive Officer of the Company (the “CEO”) as the CEO shall request, and to such others as the CEO shall direct, and in such capacity shall receive and review all materials provided to the Board (unless Mr. Chez requests that he not receive such materials). From and after the date of this Agreement, the Company agrees that Mr. Chez shall be entitled to the same indemnification provisions as are applicable to the directors of the Company.  Nothing in this Agreement shall be construed to confer upon Mr. Chez any right to attend or observe meetings of the Board of Directors, except by invitation of the CEO.

(b)           Mr. Chez shall, as requested by the CEO, advise the CEO with respect to any of the following areas: financings and capital structure, strategic transactions and opportunities, including acquisitions and dispositions, strategic matters regarding the direction of the Company’s business and activities and any other matters as the CEO may, from time to time, request. Mr. Chez shall not be required to devote more than eight (8) hours per month during the Term to act as Strategic Advisor; provided, that Mr. Chez may provide services to the Company in excess of the eight (8) hours upon mutually-agreeable terms.

(c)           The term of Mr. Chez’s appointment as Strategic Advisor shall commence on the date hereof and continue through the conclusion of the Company’s 2016 Annual Meeting of Stockholders (the “Term”). The Term may be extended for another one (1) year period upon the mutual written agreement of Mr. Chez and the Company. The Term may be terminated at any time by Mr. Chez by giving written notice to the Company or by the Company at any time upon material breach of this Agreement by Chez.

(d)           As compensation for his services as Strategic Advisor during the initial Term, Mr. Chez will receive a grant of $50,000 worth of restricted Common Stock (the “Restricted Stock”) based on the closing price of the Common Stock on July 31, 2015. Subject to compliance by Chez with the terms and conditions of this Agreement, the Restricted Stock will (i) vest on last day of the initial Term, provided that in the event of Mr. Chez’s death or disability, the Restricted Stock will become immediately vested in full, and (ii) be issued pursuant to, and in accordance with the terms of, the Company’s Second Amended and Restated 2000 Equity Incentive Plan, as amended.

(e)           Mr. Chez acknowledges that in the course of serving as Strategic Advisor, he will have access to and be furnished with confidential information of the Company, including

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information concerning the financial condition, business, operations, potential future plans or transactions, or prospects of the Company (all of the foregoing, whether communicated in verbal, written, graphic, electronic or any other form, collectively, “Confidential Information”). The term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by Mr. Chez in violation of this Agreement, or (ii) was available to Mr. Chez on a non-confidential basis prior to its disclosure to Mr. Chez by the Company. Mr. Chez acknowledges that the Confidential Information is owned by the Company; is unique, valuable, proprietary and confidential; and derives independent actual or potential commercial value from not being generally known or available to the public or to the industries in which the Company competes. During the Term including any extension thereto and for a period of one year thereafter, Mr. Chez agrees to maintain the confidentiality of the Confidential Information at all times. Mr. Chez acknowledges that the receipt of Confidential Information from the Company may restrict his ability to trade in securities of the Company under applicable federal and state securities law, and that while he is in possession of Confidential Information, he may not trade in Company securities to the extent required under applicable law.

5.           Standstill.

During the Standstill Period, the Group will not, without the prior written consent of the Company:

(a)           acquire, offer, seek or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise (but excluding any action by the Company such as a stock dividend), beneficial ownership (as defined in Rule 13d-3 of the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended) of any Common Stock except in compliance with Article Four of the Charter (other than Common Stock granted to members of the Group under this Agreement including Common Stock issued to Rhine as compensation for serving on the Board);

(b)           make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the rules of the Securities and Exchange Commission (the “SEC”)), or seek to advise or influence any person with respect to the voting of, any Common Stock of the Company (other than in Rhine’s or O’Brien’s capacities as members of the Board and Mr. Chez’s capacity as Strategic Advisor, in each case only in a manner consistent with the Board’s recommendation in connection with such matter);

(c)           separately or in conjunction with any other person in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, submit a proposal for or offer of (with or without conditions) (including to the Board), any Extraordinary Transaction. “Extraordinary Transaction” means any of the following involving the Company or any of its subsidiaries or its or their securities or a material amount of the assets or businesses of the Company or any of its subsidiaries: any tender offer or exchange offer, merger, acquisition, business combination, reorganization, restructuring, recapitalization, sale or acquisition of material assets, liquidation or dissolution; provided, however, this subparagraph (c) shall not prevent either Rhine or O’Brien from acting in his

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capacity as a director of the Company from raising such matter at the Board or prevent Mr. Chez in his capacity as Special Advisor from raising such matter with the CEO;

(d)           form, join or in any way participate in a “group” within the meaning of Section 13(d) of the Exchange Act other than the Group; provided, that, for the avoidance of doubt, the termination of the Group Agreement or a subsequent reconstitution of the Group shall not be deemed to be a violation of this provision;

(e)           present at any annual meeting or any special meeting of the Company’s stockholders or through action by written consent any proposal for consideration for action by stockholders or (except as explicitly permitted by this Agreement) propose any nominee for election to the Board or seek the removal of any member of the Board, other than through action at the Board by either Rhine or O’Brien acting in his capacity as a director or Mr. Chez as Strategic Advisor;

(f)           grant any proxy, consent or other authority to vote with respect to any matters (other than to the named proxies included in the Company’s proxy card for an annual meeting or a special meeting) or deposit any of the Common Stock (or any securities convertible, exchangeable for or otherwise exercisable to acquire such Common Stock) held by the Group or its affiliates in a voting trust or subject them to a voting agreement or other arrangement of similar effect;

(g)           make or issue, or cause to be made or issued, any public disclosure, statement or announcement (including any SEC filing) (x) in support of any solicitation described in clause (b) above, or (y) negatively commenting upon the Company, including the Company’s corporate strategy, business, research and development, corporate activities, Board or management (and including making any statements critical of the Company’s business, strategic direction, capital structure or compensation practices);

(h)           institute, solicit, assist or join, as a party, any litigation, arbitration or other proceeding against or involving the Company or any of its current or former directors or officers (including derivative actions) other than to enforce the provisions of this Agreement;

(i)           request the Company or any of its representatives, directly or indirectly, to amend or waive any provision of this Section 5; provided that the Group may confidentially request the Company to amend or waive any provision of this Section 5 in a manner that would not be reasonably likely to require public disclosure; or

(j)           direct, instruct, assist or encourage any of their respective subsidiaries, representatives or affiliates to take any such action.

6.           Representations. Each of the parties represents and warrants to the other party that: (a) such party has all requisite company power and authority to execute and deliver this Agreement and to perform its obligations hereunder, if applicable; (b) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms; and (c) this Agreement will not result in a violation of any terms or conditions of any agreements to which such person

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is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.

7.           Specific Performance. The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to at law or equity, the other party shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery or other federal or state courts of the State of Delaware. Furthermore, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury and (d) irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE, WITHOUT REGARDS TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

8.           Reimbursement of Expenses. The Company shall reimburse the Group for its fees and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with this Agreement and the Potential Solicitation with payment to be made by the Company to the Group by certified check or wire transfer of immediately available funds within fifteen (15) days after submission of detailed invoices, redacted as reasonably required; provided, however, that the fees and expenses reimbursed by the Company under this Agreement shall not exceed $75,000 in the aggregate.

9.           Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

10.           Assignment; Successors and Assigns. This Agreement shall not be assignable by either of the parties hereto without the consent of the other party hereto. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns. For the avoidance of doubt, references to the Group include each member of the Group and their respective affiliates, successors and assigns, whether or not the group status of the Group shall have theretofore been terminated, as contemplated hereby or otherwise.

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11.           Severability. In the event that any provision of this Agreement shall be held to be invalid or unenforceable by any court of competent jurisdiction, such provision shall be interpreted so as to comply with the ruling of such court and such holding shall in no way affect, invalidate, or render unenforceable any other provision hereof.

12.           Counterparts. This Agreement and each document to be executed and delivered pursuant to this Agreement may be executed and delivered in counterpart signature pages executed and delivered via facsimile transmission or via email with scanned or PDF attachment, and any such counterpart so executed and delivered via facsimile transmission or via email will be deemed an original for all intents and purposes.

13.           No Rights Conferred. Nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any persons other than the parties hereto.

14.           Modification, Amendment or Supplement. This Agreement may be modified, amended or otherwise supplemented only by a writing signed by the party against whom it is sought to be enforced. No waiver of any right or power hereunder shall be deemed effective unless and until a writing waiving such right or power is executed by the party waiving such right or power.

15.           Entire Agreement. This Agreement represents the entire mutual understanding (and supersedes any and all understandings, negotiations and/or agreements, written or oral, not expressly set forth in this Agreement) between the parties hereto with respect to the subject matter hereof.  The submission of a draft of this Agreement or portions or summaries thereof does not constitute an offer to enter into the transaction contemplated herein, it being understood and agreed that none of the parties hereto will be legally obligated with respect to any terms or conditions set forth in such draft or portion or summary unless and until this Agreement has been duly executed and delivered by all parties.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have caused this Settlement Agreement to be executed as of the date first written above.

CINEDIGM CORP.

By: /s/ Christopher J. McGurk
Name: Christopher J. McGurk
Title: Chief Executive Officer and Chairman of the Board of Directors

/s/ Ronald L. Chez
Ronald L. Chez

THE CHEZ FAMILY FOUNDATION

By: /s/ Ronald L. Chez
Name: Ronald L. Chez
Title: Trustee

SABRA INVESTMENTS, LP

By: /s/ Zvi Rhine
Name: Zvi Rhine
Title: Principal

SABRA CAPITAL PARTNERS, LLC

By: /s/ Zvi Rhine
Name: Zvi Rhine
Title: Principal

By: /s/ Zvi Rhine
Zvi Rhine

[Signature page to Settlement Agreement]

ANNEX A

Form of Joint Press Release

See attached

CINEDIGM APPOINTS FOUR NEW INDEPENDENT DIRECTORS

Best Practices Process Announced in May Results in Appointment of New Directors Who
Bring Significant Mix of Industry and Financial Expertise

Company Also Names Ron Chez as Strategic Advisor

(Los Angeles, CA and New York, NY; July 31, 2015) Cinedigm Corp. (NASDAQ: CIDM), a leading independent digital content distributor, today announced it has appointed four new independent directors – Blair Westlake, Andy Schuon, Zvi Rhine, and Patrick O’Brien – to its Board of Directors, effective immediately. With the appointments announced today, the two current vacancies on the Board are filled and the size of the Board will go from 8 to 12 directors.

The Company also named Ron Chez to the role of Strategic Advisor to the Company. In this capacity, Mr. Chez will advise Cinedigm on financings and capital structure, strategic transactions and opportunities, including acquisitions and dispositions, and other matters. Mr. Chez brings deep business and financial expertise to the Company, including six years as the Co-Chairman of Merriman Holdings, the parent company of Merriman Capital.

“When the Company announced in May a plan to strengthen our board to better support our content distribution business and over-the-top digital network business, we undertook a best practices process that resulted in many qualified candidates to choose from,” said Chris McGurk, Chairman and Chief Executive Officer. “Since then, our nominating committee has been working hard to interview the candidates. Today, we are pleased to announce that our search led us to Blair, Andy, Zvi, and Patrick. Collectively, they bring important entertainment experience, financial expertise and significant industry relationships to our Board, and we are certain they will help guide Cinedigm as we continue to grow the Company and build shareholder value.”

Mr. Westlake is currently a Principal at MediaSquareup. Prior to that, he was Corporate Vice President of Microsoft’s Media & Entertainment Group. He has also served as Corporate Executive Vice President at Gemstar-TV Guide and in various executive roles at Universal Studios, where he was also Chairman of Universal Television & Networks Group for 18 years. He received a B.A. in Political Science from the University of Southern California and a J.D. from Whittier College.

Mr. Schuon is the Chief Executive Officer of Master Channel, a media and technology company.  He is Co-Founder with “Sean” Diddy Combs of Revolt Media and TV, a multi-platform cable television network, and is Chairman of music service provider Elevated Networks. He is also a Co-Founder at “C” Student Entertainment. Previously, he served as Chief Digital Officer and President of Artist Services at Ticketmaster and founded cable and online TV network IMF: The International Music Feed, where he was President and Chief Executive Officer. He also served as president of CBS's Infinity Broadcasting, pioneering music subscription service Pressplay, and Farmclub.com, was General Manager of Warner Bros. Records and Executive Vice President, Head of Programming at MTV, MTV2 and VH1. He began his career as an on-air personality and program director at various radio stations across the United States including KROQ-FM Los Angeles. He serves on the Boards of Directors at Master Channel and Business Rockstars and served previously on the Boards of Directors at Hot Topic Stores, and Premiere Radio Networks.

Mr. Rhine is a Principal at Sabra Capital Partners with over a decade of financial and investing experience. He was previously Vice President at The Hilco Organization and has also served in various roles at Boone Capital, Banc of America Securities and Piper Jaffray. He also sits on the Board of Directors of Global Healthcare Real Estate Investment Trust, a publicly-traded company engaged in the acquisition of health care related real estate. He earned a B.S. in Finance from the University of Illinois at Urbana-Champaign and was a recipient of the Bronze Tablet Award.

Mr. O’Brien is a seasoned executive and business advisor, with 40 years of multi-unit international management experience with an emphasis in financial analysis and business development. Since 2010, Mr. O’Brien has served as a member of the Board of Directors of Merriman Holdings, Inc.  Mr. O’Brien is also a member of the Board of Directors of Ironclad Performance Wear, which designs, manufactures, and markets task-specific gloves. Mr. O’Brien is also a member of the Board of Directors of Livevol, Inc., a private company that is a leader in equity and index options technology, and CareXtend, a private, development stage business in the health and lifestyle technology field. In 2009, Mr. O’Brien formed Granville Wolcott Advisors where he serves as its Managing Director & Principal to provide consulting, due diligence, and asset management services. Mr. O’Brien is a graduate of the Eli Broad College of Business at Michigan State University with a Bachelor of Arts in Hotel Management.

The announced appointments positively resolve ongoing discussions the Company has had with Mr. Chez and Mr. Rhine, who have entered into a Settlement Agreement providing for a standstill period.

“Additionally, we are pleased to have Ron onboard as a Strategic Advisor. We have appreciated his thoughts and ideas thus far and look forward to working with him in a more formal capacity,” continued McGurk.

Mr. Chez serves as president and sole owner of Ronald L. Chez, Inc., a corporation that deals with financial management consulting, public and private investments, turnaround strategies, structuring of new ventures, and mergers and acquisitions. He is also Chairman of the Board of Epiworks, Inc., a privately held epitaxial wafer manufacturer, Co-Chairman of Merriman Holdings and Chairman of the Chez Family Foundation. He has also served on the advisory boards of JP Morgan Chase and Hambrecht & Quist Access Technology Fund, as an advisor to Motorola’s New Ventures Program, on the board and investment committee of Abbott Capital, as a consultant and board member for Motorola Process Control and Motorola Teleprograms, and as a board member and investor in Preview Media (now Travelocity). Mr. Chez graduated from the University of Illinois, with special honors, with a B.A. in Political Science and is a member of the Phi Beta Kappa Society and a Bronze Tablet Award recipient.

“Cinedigm strongly believes in good corporate governance, maintaining an open dialogue with all key stakeholders and ensuring that our investors have an appropriate say in the management and strategic direction of the Company,” said Peter Brown, Lead Independent Director. “To that end, we are very pleased that Ron will be taking on a formal role with the Company and Zvi will be joining the board. We believe the Company will benefit greatly from their expertise and focus on value creation.”

As announced on May 18, 2015, Cinedigm engaged Korn Ferry, a leading internationally recognized executive search and advisory firm, to help in reconfiguring the Cinedigm Board. Korn Ferry is currently evaluating candidates for the role of independent Chairman of the Board.

The Directors appointed today will stand for election at the Company’s 2015 Annual Meeting of Shareholders. As previously announced, current director Wayne Clevenger will not stand for reelection at the Annual Meeting, nor will Adam Mizel, the Company’s Chief Operating Officer, and Gary Loffredo, the Company’s General Counsel and President of Digital Cinema, both of whom, however, will remain in their executive roles. It is expected that all other current Directors will stand for reelection.

In connection with today’s announcement, Mr. Chez and Mr. Rhine have agreed to support all nominees recommended by Cinedigm’s Board at the Company’s next two annual meetings, as well as other customary standstill and voting provisions. The agreement between Cinedigm and Mr. Chez and Mr. Rhine will be filed on Form 8-K with the Securities and Exchange Commission.

Kelley Drye & Warren LLP is acting as legal advisor to Cinedigm.

ABOUT CINEDIGM:

Cinedigm is a leading independent content distributor in the United States. Building on its pioneering role in transitioning over 12,000 movie screens from traditional analog film prints to digital distribution, the Company, through both organic growth and acquisitions, has become a leading distributor of independent content on all platforms, including in the rapidly-evolving over-the-top digital network business.

Cinedigm™ and Cinedigm Digital Cinema Corp™ are trademarks of Cinedigm Corp.

CIDM-G

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm’s filings with the Securities and Exchange

Commission, including Cinedigm’s registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “expects,” “anticipates,” “intends,’’ “plans,’’ “could,” “might,” “believes,” “seeks,” “estimates’’ or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm’s management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Cinedigm intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the 2015 Annual Meeting. CINEDIGM STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Cinedigm, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Cinedigm stockholders in connection with the matters to be considered at Cinedigm’s 2015 Annual Meeting. Information about Cinedigm’s directors and executive officers is available in Cinedigm’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015 filed with the SEC on June 30, 2015. To the extent holdings of Cinedigm’s securities by such directors or executive officers have changed since the amounts printed in the 2015 Form 10-K, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Cinedigm’s 2015 Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Cinedigm with the SEC free of charge at the SEC’s website at www.sec.gov. Copies also will be available free of charge at Cinedigm’s website at www.cinedigm.com under Investor Relations or by writing to Cinedigm Corp. at 920 Broadway, 9th Floor, New York, NY 10010.

Cinedigm Investor Relations:

Jill Newhouse Calcaterra
Office 424-281-5417
Mobile 310-466-5135
jcalcaterra@cinedigm.com